Exhibit 10.34

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is made and entered into as of December 26, 2017, by and among INSTALLED BUILDING PRODUCTS, INC., a Delaware corporation (“Borrower”), the Lenders (as defined below) party hereto, and SUNTRUST BANK, as the administrative agent for itself and on behalf of the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, Borrower, the Persons party thereto from time to time as Guarantors, the financial institutions party thereto from time to time as lenders (the “Lenders”), and the Administrative Agent have executed and delivered that certain Credit Agreement dated as of April 13, 2017, as amended by that certain First Amendment to Credit Agreement dated as of October 26, 2017 (collectively, as the same may be further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement as set forth herein, and the Administrative Agent and the Lenders party hereto have agreed to such amendments, in each case subject to the terms and conditions hereof.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, each of the parties hereto hereby covenants and agrees as follows:

SECTION 1. Definitions. Unless otherwise specifically defined herein, each term used herein (and in the recitals above) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

SECTION 2. Amendment to Credit Agreement.

(a) Amendment to Section 7.1. Section 7.1(a)(v) of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:

(v) (A) Indebtedness (including Capital Lease Obligations and purchase money indebtedness) incurred, issued or assumed by the Borrower or any Restricted Subsidiary to finance the acquisition, purchase, lease, construction, repair, replacement or improvement of fixed or capital property, equipment or other assets (other than Inventory); provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, purchase, lease, construction, repair, replacement or improvement, and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (A) (or successive Permitted Refinancings thereof); provided, further that, at the time of any such incurrence of Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (v) shall not exceed (A) in the case of Capital Lease Obligations, the greater of (x) $30,000,000 and (y) 25.0% of Consolidated EBITDA for the most recently ended Test Period as of such time and (B) in the case of all other Indebtedness outstanding in reliance on this clause (v), the greater of (x) $100,000,000 and (y) 60.0% of Consolidated EBITDA for the most recently ended Test Period as of such time;

SECTION 3. Conditions Precedent. This Agreement shall become effective only upon satisfaction or waiver of the following conditions precedent except as otherwise agreed between Borrower and the Administrative Agent:

(a) the Administrative Agent’s receipt of this Agreement duly executed by each of (i) Borrower, (ii) the Administrative Agent and (iii) the Majority Lenders.

SECTION 4. Miscellaneous Terms.

(a) Loan Document. For avoidance of doubt, Borrower (on behalf of each Loan Party), each Lender party hereto and the Administrative Agent each hereby acknowledges and agrees that this Agreement is a Loan Document.

(b) Effect of Agreement. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Loan Parties.

(c) No Novation or Mutual Departure. Borrower (on behalf of each Loan Party) expressly acknowledges and agrees that (i) there has not been, and this Agreement does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Section 2 above and (ii) nothing in this Agreement shall affect or limit the Administrative Agent’s or any Lender’s right to demand payment of liabilities owing from any Loan Party to the Administrative Agent or any Lender under, or to demand strict performance of the terms, provisions, and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Credit Agreement or the other Loan Documents.

(d) Ratification. Borrower (on behalf of each Loan Party) hereby (i) restates, ratifies, and reaffirms all of its obligations and covenants set forth in the Credit Agreement and the other Loan Documents to which it is a party effective as of the date hereof and (ii) restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Agreement and any other Loan Documents executed or delivered in connection herewith (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct as of such date).

(e) No Default. To induce Lenders to enter into this Agreement, Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim, or objection in favor of Borrower or any other Loan Party or arising out of or with respect to any of the Loans or other obligations of Borrower or any other Loan Party owed to Lenders under the Credit Agreement or any other Loan Document.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

(g) Fax or Other Transmission. Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.

(h) Recitals Incorporated Herein. The preamble and the recitals to this Agreement are hereby incorporated herein by this reference.

(i) Section References. Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

(j) Further Assurances. Borrower (on behalf of each Loan Party) agrees to take, at the Loan Parties’ expense, such further actions as the Administrative Agent shall reasonably request from time to time to evidence the amendments set forth herein and the transactions contemplated hereby.

(k) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(l) Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed by its duly authorized officer as of the day and year first above written.

BORROWER:

INSTALLED BUILDING PRODUCTS, INC., a Delaware corporation

By:	/s/ Michael T. Miller

Name:	Michael T. Miller
Title:	Executive Vice President and Chief
Financial Officer

ADMINISTRATIVE AGENT:

SUNTRUST BANK, as Administrative Agent and a Lender

By:	/s/ Michael Dembski

Name:	Michael Dembski
Title:	Director

LENDERS:

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Linda Skinner

Name:	Linda Skinner
Title:	VP

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Steven C. Gonzalez

Name:	Steven C. Gonzalez
Title:	Vice President

REGIONS BANK, as a Lender

By:	/s/ Michael Kempel

Name:	Michael Kempel
Title:	Managing Director